INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) made this 30th day of October 2009 by and among GC China Turbine Corp. f.k.a. Nordic Turbines, Inc., a Nevada corporation (“Company”), NewMargin Growth Fund L.P. (“NewMargin”), Ceyuan Ventures II, L.P. (“Ceyuan LP”), Ceyuan Ventures Advisors Fund II, LLC (“Ceyuan LLC”, collectively with NewMargin and Ceyuan LP, “Investors”) and Golden Wind Holdings Limited (“Golden Wind”).

BACKGROUND:

A.           Company entered into a financing agreement dated July 20, 2009, as amended and restated on July 31, 2009 (the “Financing Agreement”) with Luckcharm Holdings Limited (“Luckcharm”), Wuhan Guoce Nordic New Energy Co., Ltd. (“GC Nordic”), Ceyuan LP, Ceyuan LLC and NewMargin whereby the Company agreed to lend Luckcharm (i) $2,500,000 before July 24, 2009 and (ii) $7,500,000 before July 31, 2009.  In order to guarantee the Company’s lending obligations under the Financing Agreement, NewMargin agreed to lend $5,000,000 and Ceyuan LP and Ceyuan LLC agreed to lend the aggregate of $5,000,000 of the above amounts to the Company.

B.           Concurrent with this Agreement, Company, certain shareholders of Company, GC Nordic, Luckcharm, and Golden Wind entered into a Share Exchange Agreement (“Exchange Agreement”).  Pursuant to the terms of the Exchange Agreement, upon the closing of the voluntary share exchange (“Exchange”), all of the shares of capital stock of Luckcharm issued and outstanding and all securities convertible or exchangeable into capital stock of the Luckcharm will be exchanged (including by reservation for future issuances) for shares of common stock of Company (“Common Stock”).

C.           Upon the consummation of the Exchange, the $10,000,000 loan made to Company by the Investors will be converted into Company’s Common Stock.

D.           The parties hereto desire to set forth certain rights and restrictions of Investors as shareholders of the Company, as further set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

AGREEMENT:

1.           Investor Rights Provisions.  As long as the Investors, together with their Affiliates, own at least fifteen percent (15%) of the Company’s outstanding Common Stock (the “Investor Shares”), the Company shall not, without first obtaining the written consent of a majority of the Investor Shares:

▪            amend, alter or repeal any provision of the Articles of Incorporation of the Company if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Company’s Common Stock;

▪            amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company if such action would increase the authorized maximum number of directors on the Board of Directors;

▪            authorize or create any new class or series of shares having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on a parity with the Company’s Common Stock or having greater or equivalent voting rights than or to those granted to the Company’s Common Stock generally;

▪             reclassify any new class or series of shares having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on a parity with the Company’s common stock or having greater or equivalent voting rights than or to those granted to the Company’s Common Stock generally;

▪             enter into any Reorganization Transaction;

▪             issue any Additional Shares of the Company’s Common Stock;

▪             redeem or repurchase any shares of the Company, other than (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, or (iii) repurchase of capital stock of the Company in connection with the settlement of disputes with any shareholder.

▪             voluntarily liquidate or dissolve;

▪             appoint or terminate executive officers of the Company, except as required of the Board of Directors in the exercise of their fiduciary duties to the Company;

▪             approve any Related Party Transaction; or

▪             declare or pay any dividends with respect to the Common Stock of the Company.

2.           Board Composition.

(a)           All Shareholders shall vote at regular or special meetings of shareholders, and to give written consent with respect to, the shares of Common Stock that they own (or as to which they have voting power) to ensure that the size of the Board of Directors shall be set and remain at five (5)  directors.

(b)           On all matters relating to the election of one or more directors of the Company, each of the Shareholders shall vote at regular or special meetings of shareholders and give written consent with respect to, such number of shares of Common Stock then owned by them (or as to which they then have voting power) as may be necessary to elect the following individual to the Board of Directors: one (1) director to be designated by Ceyuan LP, Ceyuan LLC and New Margin, collectively.

(c)           On all matters relating to the removal of one or more directors of the Company, each of the Shareholders shall vote at regular or special meetings of shareholders and give written consent with respect to, such number of shares of Common Stock then owned by them (or as to which they then have voting power) as may be necessary to remove from the Board of Directors any director selected for removal by those Shareholders entitled to designate such director pursuant to Section 2(b).  Any vacancy created by such removal shall be filled pursuant to Section 2(b).  No director elected pursuant to Section 2(b) may be removed without the vote or written consent of the Shareholders entitled to designate such director pursuant to Section 2(b).  In the event of the resignation, death or disqualification of a director designated and elected pursuant to Section 2(b), the Shareholders entitled to designate such director shall promptly nominate a new director in accordance with Section 2(b), and each Shareholder shall promptly vote his, her or its shares of capital stock of the Company to elect such nominee to the Board of Directors.  In the event that any director is elected to the Board of Directors as the result of the filling of a vacancy by members of the Board of Directors, then at any time thereafter, upon the written request of Shareholders entitled to designate such director pursuant to Section 2(b), and without limiting the generality of Section 13, the Company shall use best efforts to cause, as promptly as is possible and in compliance with the Company’s Articles of Incorporation and Bylaws, either a meeting of shareholders to be held or a written consent of shareholders to be circulated, in each case submitting to the vote or written consent of shareholders, respectively, the proposed removal of such director and/or election of a substitute director in lieu thereof in accordance with this Agreement.

3.           Registration Rights.  If the Company agrees to register any of its securities after the date hereof, then the Company shall use reasonable best efforts to include in such registration its securities held by the Investors and their Affiliates, subject to the same terms, conditions, requirements and limitations as are applicable to the holders of other securities included in such registration.  If the Company has granted, or caused or permitted to be created, or will grant, or cause or permit to be created, for the benefit of any security holder of the Company other than the Investors or their Affiliates any registration rights relating to any securities of the Company which are more favorable to such security holder than those granted to the Investors and their Affiliates, the Company shall grant the same registration rights to the Investors and their Affiliates as those granted to such security holder, subject to the same terms, conditions, requirements and limitations as are applicable to such security holder.

4.           Definitions.  For purposes of this Agreement, the following definitions shall apply:

(a)           “Additional Shares of the Company’s Common Stock” means all shares of Common Stock issued or deemed to be issued after the date of this Agreement, other than the following: (i) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement including the issuance of 6,000,000 shares of Common Stock of the Company under an employee stock option plan described in Section 8.01 of Exchange Agreement immediately after the Closing Date of the Exchange Agreement (the “Closing Date” being as such term is defined in the Exchange Agreement) of the Exchange Agreement; (ii) shares of Common Stock issued upon the exercise or conversion of options or convertible securities outstanding as of the date of this Agreement; (iii) shares of Common Stock issued or issuable pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors; (iv) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors; (v) shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors; (vi) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors; (vii) shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; and (viii) shares of Common Stock to be issued to the new investors and Clarus in accordance with the 5.01(e) of Article V as provided in the Exchange Agreement.

(b)           “Affiliate” of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity (including, without limitation, with respect to NewMargin, Ceyuan LP and Ceyuan LLC and each of their Affiliates, each of their constituent partners, retired partners, members or investment or venture capital fund Affiliates), where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person or entity whether through the ownership of voting securities, contract or otherwise.

(c)           “Board of Directors” means the Board of Directors of the Company.

(d)           “Related Party Transaction” means any transaction between the Company and an Affiliate of the Company in excess of $100,000 individually or in excess of $500,000 in the aggregate during any fiscal year, except for the following when approved by a majority of disinterested members of the Board of Directors: (i) the compensation of officers, directors and employees of, or consultants to the Company or (ii) transactions where the terms and conditions of the transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those generally available between parties operating at arm’s length.

(e)           “Reorganization Transaction” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

(f)           “Shareholders” means, collectively, Ceyuan LP, Ceyuan LLC, NewMargin, and Golden Wind.

5.           Notices.  Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.)  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

if to Company (before the closing of the Exchange):

GC China Turbine Corp.
1694 Falmouth Road, #147
Centerville, Massachusetts 02632-2933
Attention: Marcus Laun
Telephone No.:  (508) 362-4420

with a copy to (which copy shall not constitute notice):

Mark Lee
Weintraub Genshlea Chediak
400 Capitol Mall, 11th Floor
Sacramento, California 95814
Telephone: (916) 558-6000

Fax: (916) 446-1611
Email:  mlee@weintraub.com

if to NewMargin:

Ma Huan
NewMargin Growth Fund L.P.
Villa #3, Radisson Xingguo Hotel, 78 Xingguo Road
Shanghai 200052, PRC
Fax: 021-62137000

if to Ceyuan LP or Ceyuan LLC:

Mr. Chris Wadsworth
Ceyuan Ventures II, L.P.
No. 35 Qinlao Hutong, Dongcheng District,
Beijing 100009, PRC
Fax: 86-10-8402 0999

if to Golden Wind or the Company (after the closing of the Exchange):

Wuhan Guoce Nordic New Energy Co. Ltd.
No. 86, Nanhu Avenue
East Lake Development Zone, Wuhan, China
Attention: Mr. Hou Tie Xin, Chairman
Telephone No.: +86 27 8798 5051
Facsimile No.: +86 27 8798 5096

with copies to:

Richardson & Patel LLP
Attention: Kevin K. Leung, Esq.
10900 Wilshire Boulevard
Suite 500
Los Angeles, California 90024
Telephone: (310) 208-1182
Facsimile: (310) 208-1154

Larry Liu
Global Law Office
15th Floor, Tower 1, China Central Place
No. 81 Jianguo Road, Beijing, China 100025
Telephone: (8610) 6584-6688
Fax: (8610) 6584-6666
Email:  larryliu@globallawoffice.com.cn

6.           Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

7.           Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

8.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.           Assignment.

(a)           Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that the rights of the Investors and their Affiliates under Sections 1, 2, and 3 are fully assignable in connection with a transfer of securities of the Company by any Investor or its Affiliates; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice at least seven (7) business days prior to any assignment by such Investor or its Affiliates stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(b)           Any attempt by a Shareholder to sell or transfer any Company’s securities shall be void and the Company hereby agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such securities unless (i) the transferee in such transfer agrees in writing to be subject to the terms hereof by executing and delivering a Deed of Adherence substantially in the form attached hereto as Exhibit A (a “Deed of Adherence”), (ii) such transfer complies in all respects with the applicable provisions of the Bylaws and other agreements among the Shareholders, and (iii) the transferee in such transfer complies in all respects with the applicable securities laws.  Upon the execution and delivery of a Deed of Adherence by such transferee, it shall be deemed to be a party hereto as a Shareholder as if such transferee’s signature appeared on the signature page of this Agreement.

(c)           Subject to the preceding subsections (a) and (b), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.           Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

11.           Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

12.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

13.           Covenants of the Company.  Subject to compliance with applicable laws, the Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof.  Such actions may include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above, by causing a meeting of shareholders to be held or by causing a written consent of shareholders to be circulated.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto assuming conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

GC CHINA TURBINE CORP.

By:
Name:
Title:

GOLDEN WINDS HOLDINGS LIMITED

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

NEW MARGIN GROWTH FUND, L.P.

By:
Name:
Title:

CEYUAN VENTURES II, L.P.

By:
Name:
Title:

CEYUAN VENTURES ADVISORS FUND II, LLC

By:
Name:
Title:

EXHIBIT A

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made this __________ day of ____________by and between GC China Turbine Corp. f.k.a. Nordic Turbines, Inc., a Nevada corporation (“Company”), and________________________________  (the “New Shareholder”).

The Company and the New Shareholder shall be referred to collectively as the Parties.

WHEREAS:

(A)	As of [____], 2009, certain shareholders of the Company and the Company entered into an Investor Rights Agreement (the "Investor Rights Agreement"), a copy of which is attached hereto as Exhibit 1.

(B)
The New Shareholder wishes to acquire an aggregate of _____________ _______________ [INSERT NUMBER and TYPE/CLASS OF SECURITIES] in the capital of the Company from _______________________________  (the “Transferor”) and in accordance with the Investor Rights Agreement has agreed to enter into this Deed of Adherence (the "Deed").

(C)	The Company is entering into this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Interpretation. In this Deed, except as the context may otherwise require, all words and expressions defined in the Investor Rights Agreement shall have the same meanings when used herein.

2.
Covenant.  The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Investor Rights Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of the Transferor imposed pursuant to the provisions of the Investor Rights Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Investor Rights Agreement since the date thereof.

3.
Enforceability.  Each existing Shareholder and the Company shall be entitled to enforce the Investor Rights Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Transferor under the Investor Rights Agreement in each case as if such New Shareholder had been an original party to the Investor Rights Agreement since the date hereof.

4.
Governing Law.  This Deed shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.	Counterparts. This Deed may be signed in any number of counterparts which together shall form one and the same agreement.

6.	Further Assurance. Each party agrees to take all such further action as may be reasonably necessary to give full effect to this Deed on its terms and conditions.

7.	Headings. The headings used in this Deed are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[REMINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS whereof the parties have executed and delivered this Deed as a deed on the day and year first hereinbefore mentioned.

COMPANY:

Signed as a deed on behalf of
GC CHINA TURBINE CORP.

By:
Name:
Title:

NEW SHAREHOLDER:

signed as a deed on behalf of
[NAME]

By:
Name:
Title:

[SIGNATURE PAGE TO DEED OF ADHERENCE]

EXHIBIT 1 TO DEED OF ADHERENCE

COPY OF INVESTOR RIGHTS AGREEMENT